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                                                                    EXHIBIT 23.9


                     [Letterhead of McDaniel & Associates]


February 8, 1996



Triton Energy Limited
George Town
Cayman Islands


Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas 75206


REFERENCE: CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Dear Gentlemen:


We hereby consent to the incorporation by reference from Triton Energy Corporation's (the "Company") Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994, and inclusion in the Registration Statement on Form S-4 (the "Form S-4") of the Company and Triton Energy Limited, a Cayman Islands company ("TEL"), relating to an offering of the securities of the Company and TEL, of the estimates of the net proved reserves and future net cash inflows of the Company prepared by our firm in our evaluation of Ausquacan Energy Ltd. as of December 31, 1994. We also hereby consent to the specific references to our firm as "Experts."


                                          Sincerely,

                                          MCDANIEL & ASSOCIATES CONSULTANTS LTD.


                                          /s/ B.H. Emslie

                                          --------------------------------------
                                          B.H. Emslie, Vice President


Calgary, Alberta, Canada
Dated: February 8, 1996